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Exhibit 24

Power of Attorney

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Constantine P. Iordanou and John C.R. Hele as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign Arch Capital Group Ltd.'s Annual Report on Form 10-K for the year ended December 31, 2009 and any and all amendments and supplements thereto, and to file the same with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ CONSTANTINE IORDANOU Constantine P. Iordanou	Chairman of the Board of Directors, President and Chief Executive Officer (Principal Executive Officer)	February 25, 2010
/s/ JOHN C.R. HELE John C.R. Hele	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	February 25, 2010
/s/ WOLFE "BILL" H. BRAGIN Wolfe "Bill" H. Bragin	Director	February 25, 2010
/s/ JOHN L. BUNCE, JR. John L. Bunce, Jr.	Director	February 25, 2010
/s/ SEAN D. CARNEY Sean D. Carney	Director	February 25, 2010
/s/ KEWSONG LEE Kewsong Lee	Director	February 25, 2010
/s/ JAMES J. MEENAGHAN James J. Meenaghan	Director	February 25, 2010

Signature	Title	Date

/s/ JOHN M. PASQUESI John M. Pasquesi	Director	February 25, 2010
/s/ JOHN D. VOLLARO John D. Vollaro	Director	February 25, 2010
/s/ ROBERT F. WORKS Robert F. Works	Director	February 25, 2010

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  Exhibit 24
Power of Attorney